SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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      Rule 14a-6(e)(2))
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                              MACROCHEM CORPORATION
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
                              MACROCHEM CORPORATION
                         40 WASHINGTON STREET, SUITE 220
                      WELLESLEY HILLS, MASSACHUSETTS 02481


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2007


     The Annual Meeting of Stockholders of MacroChem Corporation ("MacroChem" or the "Company"), a Delaware corporation, will be held on Thursday, May 10, 2007 at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts, for the following purposes:

1. To elect seven members of the Board of Directors to serve for the ensuing year and until their successors are elected and qualified.

2. To ratify the appointment of Vitale, Caturano & Company, Ltd. as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.

3. To approve a proposal to amend the Company's 2001 Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan by 1,000,000.

4.   To transact other business properly coming before the meeting.

     Stockholders owning shares of MacroChem common stock at the close of business on March 30, 2007 are entitled to attend and vote at the meeting.

     We hope that all stockholders will be able to attend the meeting. To assure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the meeting. IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE ENCLOSED PROXY. A postage-prepaid envelope has been enclosed for your convenience. If you attend the meeting, you may vote your shares in person.

                                          By Order of the Board of Directors,

                                          Bernard R. Patriacca
                                          VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER AND SECRETARY


Wellesley Hills, Massachusetts
April 9, 2007


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
                              MACROCHEM CORPORATION
                         40 WASHINGTON STREET, SUITE 220
                      WELLESLEY HILLS, MASSACHUSETTS 02481


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2007

     The enclosed proxy is solicited by the Board of Directors of MacroChem Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 10, 2007, and at any adjournment thereof.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2006 is being mailed together with this Proxy Statement to all stockholders entitled to vote at the meeting. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about April 11, 2007.

     On December 30, 2005 we implemented a 1-for-7 reverse stock split of our common stock and on February 9, 2006 we implemented a subsequent 1-for-6 reverse stock split of our common stock. Unless otherwise noted, data used throughout this Proxy Statement has been adjusted to reflect these reverse splits.

     Stockholders of record at the close of business on March 30, 2007 will be entitled to vote at the meeting. On that date, 2,849,534 shares of common stock of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. In addition, as of March 30, 2007, 781.5 shares of our Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") were issued and outstanding. The Series C Preferred Stock is convertible into shares of common stock and votes together with the common stock on an as-if-converted to common stock basis. Unless a holder of Series C Preferred Stock elects otherwise, its ability to convert its Series C Preferred Stock into common stock or to vote on an as-if-converted to common stock basis is restricted to the extent that such conversion would result in the holder owning more than 4.95% of our issued and outstanding common stock or voting together with the common stock on an as-if-converted to common stock basis in respect of more than 4.95% of our issued and outstanding common stock. Three holders of our Series C Preferred Stock have elected not to be governed by these restrictions, although we have entered into an agreement with one such holder whereby that holder's ability to convert or vote its shares of Series C Preferred Stock will be subject to a beneficial ownership cap of 9.95% instead of 4.95%. Consequently, giving effect to the beneficial ownership cap restrictions, the Series C Preferred Stock issued and outstanding as of March 30, 2007 is convertible into 4,967,920 shares of common stock and the holders of the Series C Preferred Stock vote on an as-converted basis with the holders of our common stock. The Company has no other voting securities.

     Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. A stockholder may revoke a proxy at any time before it is exercised by written notice to the Company's Secretary prior to the meeting, or by giving to the Company's Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified therein. If a stockholder does not specify in the proxy how the shares are to be voted, they will be voted in favor of the election as Directors of those persons named in the Proxy Statement, the ratification of the appointment of Vitale, Caturano & Company, Ltd. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007, the approval of an amendment to the Company's 2001 Incentive Plan to increase the number of shares of common stock available for issuance under the Incentive Plan by 1,000,000, and otherwise in accordance with the discretion of the named attorneys-in-fact and agents on any other matters that may properly come before the meeting.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by telephone, telecopy, facsimile, or personal calls.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be properly presented at the meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as the proxies therein.

     QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with Delaware law and under the Company's bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

     The seven nominees for election as Directors at the meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected the Directors of the Company.

     The election inspectors will count the total number of votes cast "for" approval of Proposal Nos. 2 and 3 for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of voting on Proposal Nos. 1, 2 and 3.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Board of Directors has set the number of Directors to be elected for the ensuing year at seven. The seven Directors will be elected to serve until the Annual Meeting of Stockholders to be held in 2008 and until their successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of the Directors then remaining in office. Officers are elected by and serve at the pleasure of the Board of Directors.

     Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

     Six of the seven nominees are currently Directors: Dr. John L. Zabriskie, Robert J. DeLuccia, Dr. Michael A. Davis, Jeffrey B. Davis, Paul S. Echenberg and Peter G. Martin. The seventh nominee, Mark J. Alvino, has been designated to serve on the Board of Directors by SCO Capital Partners LLC in place of Howard
S. Fischer, one of SCO Capital Partners LLC's previous designees. SCO Capital Partners LLC has the right to designate two individuals to serve on our board of directors for as long as at least 20% of the shares of Series C Preferred Stock issued in that private placement remain outstanding. The following table and subsequent biographies set forth the year each nominee was elected a Director and the age, positions, and offices presently held by each nominee with the
Company:

     NAME                       AGE             POSITION WITH MACROCHEM
-----------------------------  -----  ------------------------------------------
John L. Zabriskie, Ph.D.         67      Chairman of the Board of Directors
Robert J. DeLuccia               61      President, Chief Executive Officer and
                                         Vice Chairman of the Board of Directors
Mark J. Alvino                   39      None
Michael A. Davis, M.D., Sc.D.    65      Director
Jeffrey B. Davis                 43      Director
Paul S. Echenberg                63      Director
Peter G. Martin                  58      Director

BACKGROUND

     The following is a brief summary of the background of each nominee for election as a Director of the Company:

     JOHN L. ZABRISKIE, PH.D., has served as a Director of MacroChem since 2000 and was elected Chairman of the Board of Directors in 2001. Since 2001, he has been a co-founder and Director of PureTech Ventures, LLC. From 1997 to 2000, he was Chairman, President and Chief Executive Officer of NEN Life Science Products, which was sold to Perkin Elmer. In 1994, Dr. Zabriskie became Chairman, President and Chief Executive Officer of Upjohn; he was responsible for Upjohn's merger with Pharmacia, and became Chief Executive Officer of the


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

merged company. Before his appointment at Upjohn, he spent nearly 30 years with Merck & Company, rising to Executive Vice President and President of Merck Manufacturing Division. He is a member of the Board of Directors of PureTech Ventures, LLC (since 2000), ARCA Discovery, Protein Forest, Harlan, Cellicon and the following publicly traded companies: Array Biopharma (since 2001) and Kellogg Company (since 1995). Dr. Zabriskie received a B.S. in chemistry from Dartmouth College and a Ph.D. in organic chemistry from the University of Rochester.

     ROBERT J. DELUCCIA has served as our President and Chief Executive Officer and Vice Chairman of the Board of Directors since June 2003 and as a Director since 2000. From 1998 to 1999, Mr. DeLuccia served as President and Chief Executive Officer of Immunomedics, Inc., a Nasdaq-listed biopharmaceutical company focused on the development and commercialization of antibody diagnostic imaging and therapeutic products for cancer and infectious diseases. Prior to Immunomedics, he was President of Sterling Winthrop Pharmaceuticals, the U.S. subsidiary of Sanofi (now Sanofi-Aventis). Mr. DeLuccia began his career as a pharmaceutical sales representative for Pfizer and progressed to Vice President Marketing and Sales Operations for Pfizer's Roerig Division. He is also a member of the board of directors of IBEX Technologies, a publicly traded (TSX) pharmaceutical company specializing in the development of biological markers for diagnosis, monitoring and treatment of cancer and arthritis, and TOPIGEN Pharmaceuticals, Inc., a privately held biopharmaceutical company and developer of anti-inflammatory respiratory products. Mr. DeLuccia holds both a B.S. and an M.B.A. in marketing from Iona College.

     MARK J. ALVINO has not previously served as a Director of MacroChem. Since 2002, he has served as Managing Director at SCO Financial Group LLC ("SCO"). Prior to joining SCO, from 2000 to 2002, Mr. Alvino served as Senior Vice President of Feinstein Kean Healthcare ("FKH"), an Ogilvy Public Relations Worldwide Company. Prior to working at FKH, from 1996 to 2000 Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. Earlier in his career, Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallmann & Co. and Martin Simpson & Co. Mr. Alvino is currently a member of the board of directors of Access Pharmaceuticals, Inc. (OTC:ACCP), a publicly traded company. Mr. Alvino has been designated to serve on the Board of Directors by SCO Capital Partners LLC, who purchased three hundred shares of our Series C Cumulative Convertible Preferred Stock in a private placement closing in December 2005 and February 2006. SCO Capital Partners LLC has the right to designate two individuals to serve on our board of directors for as long as at least 20% of the shares of Series C Preferred Stock issued in that private placement remain outstanding. Mr. Alvino received a B.B.A in Economics and Public Policy from The George Washington University.

     MICHAEL A. DAVIS, M.D., SC.D., has served as a Director of MacroChem since 1997 and provided medical and pharmaceutical consulting services to MacroChem from 1991 to 2003. He currently is Medical Director of E-Z-EM, Inc., a public company engaged in supplying oral radiographic contrast media and medical devices. Dr. Davis served as a Director of E-Z-EM from 1995 to 2004 and currently holds the designation of Director Emeritus. In November of 2004 he was elected a Director and Chairman of the Executive Committee of OmniCorder Technologies, Inc. (renamed Advanced BioPhotonics, Inc.), a public company engaged in infrared imaging of perfusion. In January 2006, he was appointed Research Professor of Radiology at SUNY/Stony Brook. From 1980 to 2002, Dr. Davis was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research at the University of Massachusetts Medical School. From 1986 to 2002, he was Affiliate Professor of Biomedical Engineering at Worcester Polytechnic Institute. From 1982 to 1997, Dr. Davis was Adjunct Professor of Surgery at Tufts University School of Veterinary Medicine. In addition, from February to November 1999 he was President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc., a public company, and its wholly owned subsidiary, Amerimmune Inc., which is engaged in developing drugs relating to the immune system. From February 1999 to March 2003, Dr. Davis served as a Director of both Amerimmune Pharmaceuticals, Inc. and Amerimmune Inc. Dr. Davis received a B.S. and M.S. from Worcester Polytechnic Institute, an S.M. and Sc.D. from the Harvard School of Public Health, an M.B.A. from Northeastern University and an M.D. from the University of Massachusetts Medical School.

     JEFFREY B. DAVIS has served as a Director of MacroChem since 2005. Since 1997, Mr. Davis has been President of SCO Securities LLC. Prior to joining SCO Securities LLC, from 1995 to 1997, Mr. Davis served as Senior Vice President and Chief Financial Officer of HemaSure, Inc., a publicly traded development stage healthcare technology company. From 1990 to 1995, he was Vice President, Corporate Finance, at Deutsche Morgan Grenfell, both in the U.S. and Europe. Prior to that, he served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff, and he was involved in marketing and product management at Philips Medical Systems North America. Mr. Davis served previously on the Board of Bioenvision, Inc. (Nasdaq: BIVN) and currently is a member of the Board of Directors of Access Pharmaceuticals, Inc. (OTC:ACCP) and Virium Pharmaceuticals, Inc. a private biotechnology company. Mr. Davis was initially elected to the Board of Directors as the designee of SCO Capital Partners LLC, who purchased three hundred shares of our Series C Cumulative Convertible Preferred Stock in a private placement closing in December 2005 and February 2006. SCO Capital Partners LLC has the right to designate two individuals to serve on our board of directors for as long as at least 20% of the shares of Series C Preferred Stock issued in that private placement remain outstanding. Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from The Wharton School, University of Pennsylvania.

     PAUL S. ECHENBERG has served as a Director of MacroChem since 2000. Since 1997, he has been the President and Chief Executive Officer of Schroders & Associates Canada, Inc. and a Director of Schroder Ventures Limited. These firms provide merchant banking advisory services to a number of Canadian buy-out funds. He is a Director of the following publicly traded companies: E-Z-EM, Inc., AngioDynamics, Inc., Benvest Newlook Income Trust and Benvest Capital Inc., a merchant bank that he co-founded. From 1989 to the present, Mr. Echenberg has also served as President of Eckvest Equity, Inc., a private merchant bank providing consulting and personal investment services that he founded. Mr. Echenberg is also on the Board of Lallemand, Inc. MED-ENG Systems, Inc. and A.P. Plasman, Inc., all private companies. From 1970 to 1989, he was President and Chief Executive Officer of Twinpak, Inc., a manufacturer of plastic packaging, and from 1982 to 1989 he was Executive Vice President of CB Pak, Inc., a publicly traded plastic, glass and packaging company. Mr. Echenberg received a B.Sc. from McGill University and an M.B.A. from Harvard Business School.

     PETER G. MARTIN has served as a Director of MacroChem since 1995. Since 1990, Mr. Martin has been an independent investment banker and venture capitalist and currently an advisor to Enzo Biochem. Prior to 1990, he was a commercial banker. Mr. Martin was initially elected to the Board of Directors as the designee of David Russell, who privately purchased one million shares of our Common Stock in 1995. Mr. Russell is no longer entitled to designate a Director of MacroChem. Mr. Martin received a B.A. and J.D. from Fordham University and an M.B.A. from Columbia University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

BOARD MEETINGS

     The Board of Directors held six (6) meetings during 2006. All of the Company's Directors attended at least 75% percent of the 2006 meetings of the Board of Directors that they were eligible to attend and of those committees that they were eligible to attend. In addition, all members of the Company's Board of Directors attended the 2006 Annual Meeting of Stockholders. Although the Company has no formal policies regarding director attendance at annual meetings, it does expect all members of the Board of Directors to attend the 2007 Annual Meeting.

DIRECTOR INDEPENDENCE

     The Board of Directors believes that a majority of the Board members should be independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(15) and as required by the established criteria of the SEC. The Board of Directors also believes that it is appropriate for one or more members of our management, including our Chief Executive Officer, to serve as director. The Board of Directors has determined that Dr. Zabriskie, Dr. Davis, Mr. Davis, Mr. Echenberg, Mr. Martin and Mr. Fischer are, and if elected Mr. Alvino will be, each independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(15) and as required by the established criteria of the SEC.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are three standing committees of the Board of Directors: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

     Mr. Martin (Chairman), Dr. Davis and Mr. Echenberg serve as members of the Audit Committee, which was established to assist the Board of Directors by (i) reviewing our financial results and recommending the selection of our independent registered public accounting firm; (ii) reviewing the effectiveness, quality and integrity of our accounting policies and practices, financial reporting and internal controls; and (iii) reviewing the scope of the audit, the fees charged by the independent registered public accounting firm and any transactions which may involve a potential conflict of interest. The Board of Directors has determined that Mr. Echenberg is the "audit committee financial expert." Each member of the Audit Committee is an independent director as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(15) and as required by the established criteria of the SEC. The Audit Committee met six (6) times during 2006. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

COMPENSATION COMMITTEE

     Dr. Davis (Chairman), Mr. Davis and Dr. Zabriskie serve on the Company's Compensation Committee, each of whom is an "independent director" defined in National Association of Securities Dealers Marketplace Rule 4200(a)(15) and as required by the established criteria of the SEC. The Compensation Committee was established for the purposes of (i) determining the compensation of the Company's executive officers, (ii) making awards under the Company's stock option plans, and (iii) making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans. The Compensation Committee met five (5) times during 2006. A copy of the Compensation Committee Charter is attached as Appendix B to this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     Mr. Echenberg (Chairman), Dr. Zabriskie, Dr. Davis and Mr. Martin serve on the Nominating and Corporate Governance Committee, each of whom is an independent director as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(15) and as required by the established criteria of the SEC. The Nominating and Corporate Governance Committee was established on May 6, 2004, and its charter is available on the Company's website at www.macrochem.com. Prior to the formation of the Nominating and Corporate Governance Committee, its functions were carried out by the independent directors of the Board. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders and (iii) to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Company does not currently pay any third party a fee to assist in the process of identifying and evaluating candidates for director. The Company has not received any nominees for director from a stockholder or stockholder group that beneficially owns more than 5% of the Company's common stock. SCO Capital Partners LLC, a stockholder that beneficially owns more than 5% of the Company's Series C Preferred Stock, has the right, pursuant to the amended and restated securities purchase agreement entered into in connection with the private placement of our Series C Preferred Stock that closed in December 2005 and February 2006, to designate two individuals to serve on our board of directors for as long as at least 20% of the shares of Series C Preferred Stock issued in that private placement remain outstanding. For 2007, SCO Capital Partners LLC has designated Jeffrey B. Davis and Mark J. Alvino. The Nominating and Corporate Governance Committee conducted their activities during one (1) meeting of the full Board.

     The Company's Nominating and Corporate Governance Committee may consider nominees for director of the Company submitted in writing to the Chairman of the Committee, which are submitted by executive officers of the Company, current directors of the Company, search firms engaged by the Committee, and by others in its discretion and, in the circumstances provided below, shall consider nominees for director proposed by a stockholder. Information with respect to the proposed nominee shall have been provided in writing by the stockholder to the Company's Secretary at MacroChem Corporation, 40 Washington Street, Suite 220, Wellesley Hills, MA 02481, not less than 60 nor more than 90 days prior to the anniversary date of the prior year's annual meeting, provided that if the current year's annual meeting is not scheduled within 30 days of the anniversary date of the prior year's annual meeting, notice from a stockholder shall be considered timely if it is provided not later than the tenth day following which the notice of the annual meeting was mailed or public disclosure of the date of

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

the annual meeting was made, whichever occurs first. The information shall include the name of the nominee, and information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company's Proxy Statement if the proposed nominee were to be included therein. In addition, the stockholder's notice shall also include the class and number of shares the stockholder owns, a description of all arrangements and understandings between the stockholder and the proposed nominee, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, a representation as to whether the stockholder intends to deliver a proxy statement to or solicit proxies from shareholders of the Company and information with respect to the stockholder as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company's Proxy Statement.

     The Nominating and Corporate Governance Committee generally identifies potential candidates for director by seeking referrals from the Company's management and members of the Board of Directors and their various business contacts. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

CODE OF ETHICS AND CONDUCT

     MacroChem's Board of Directors has adopted a Code of Ethics and Conduct that applies to its principal executive officer, principal accounting officer or controller, or persons performing similar functions. That Code of Ethics and Conduct has been posted on MacroChem's Internet website at www.macrochem.com. MacroChem would intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics and Conduct and that relates to a substantive amendment or material departure from a provision of the Code by posting such information on its internet website at www.macrochem.com.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     The Board will give appropriate attention to written communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Audit Committee will, with the assistance of our Corporate Secretary, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

     Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

     Stockholders who wish to send communications on any topic to the Board should address such communications to the Chairman of Audit Committee, c/o the Corporate Secretary, MacroChem Corporation, 40 Washington Street, Suite 220, Wellesley Hills, MA 02481.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

     The board of directors reviews and approves transactions between the Company on the one hand and a related party, such as our directors, officers, holders of more than five percent of our voting securities and their affiliates, the immediate family members of any of the foregoing persons and any other persons whom the board determined may be considered a related party, on the other hand. Prior to board consideration of a transaction with a related party, the material facts as to the related party's relationship or interest in the transaction are disclosed to the board, and the transaction is not considered approved by the board unless a majority of the directors who are not interested in the transaction approve the transaction.

                                 PROPOSAL NO. 2

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

     Unless otherwise directed by the stockholders, the persons named in the enclosed proxy will vote to ratify the selection of Vitale, Caturano & Company, Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2007. A representative of Vitale, Caturano & Company, Ltd. is expected to be present at the meeting, and will have the opportunity to make a statement and answer appropriate questions from stockholders.

     On January 24, 2006, Deloitte & Touche LLP ("Deloitte") resigned as our independent registered public accounting firm.

     Deloitte's report relating to the financial statements of the Company for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except the report contained an explanatory paragraph relating to the Company's ability to continue as a going concern. Deloitte's report relating to the financial statements of the Company for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's fiscal years ended December 31, 2003 and December 31, 2004, and through January 24, 2006, the date which Deloitte resigned, the Company had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports for such periods. During the Company's fiscal years ended December 31, 2003 and December 31, 2004, and through January 24, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     On February 14, 2006 and effective the same date, on the recommendation of the Company's Audit Committee, the Company engaged Vitale, Caturano & Company, Ltd. ("Vitale") as its independent registered public accounting firm to audit the Company's financial statements as of and for the fiscal year ending December 31, 2005 and to perform procedures related to the financial statements included in the Company's quarterly reports on Form 10-Q, beginning with the quarter ended March 31, 2006.

     During the two most recent fiscal years and through February 14, 2006, the Company has not consulted with Vitale on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304(a)(1)(iv) and Regulation S-K Item 304(a)(1)(v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, relating to which either a written report was provided to the Company or oral advice was provided that Vitale concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

              APPROVAL OF THE AMENDMENT TO THE 2001 INCENTIVE PLAN

     The MacroChem Corporation 2001 Incentive Plan (the "Incentive Plan") is designed to enhance the ability of the company to attract, retain and motivate high-quality personnel and others in a position to make significant contributions to MacroChem's success by allowing them to become owners of MacroChem common stock. Since the inception of the Incentive Plan, a total of 1,373,809 shares have been reserved for issuance under the Incentive Plan. As of the record date, there were outstanding options to purchase 1,047,155 shares of MacroChem common stock and 326,654 shares remained available for grant. The benefits or amounts that will be granted in the future under the 2001 Plan are not determinable.

     On February 22, 2007, the Board of Directors voted, subject to stockholder approval, to increase the number of shares of MacroChem common stock reserved for issuance under the Incentive Plan by 1,000,000 shares resulting in a total amount of 1,326,654 shares available for grant as of the record date. The Board of Directors believes that equity awards are and will continue to be an important part of employee compensation and that this increase is necessary both to attract new personnel as the Company grows and to retain existing personnel.

     The material features of the Incentive Plan are described below under "Summary of the Incentive Plan." The summary is qualified in its entirety by reference to the express provisions of the Incentive Plan, a copy of which was included as Exhibit 99 to the Company's Form S-8 filed on August 8, 2001 (File No. 333-67080) and may be obtained from the Company free of charge upon request to the Secretary of the Company.

SUMMARY OF THE INCENTIVE PLAN

     The purpose of the Incentive Plan is to advance the interests of the Company by giving stock-based incentives or incentives based on performance criteria to selected employees, directors and other persons or entities who provide services to the Company or any affiliate.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Shares reserved for issuance under the Incentive Plan are subject to adjustment for stock dividends and similar events. The Incentive Plan provides for the grant by the Compensation Committee of stock options (both incentive stock options and nonstatutory options), stock appreciation rights, restricted stock, unrestricted stock, deferred stock, convertible securities and performance awards, as well as loans or cash payments intended to help defray the cost of other awards. Awards under the Incentive Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. All key employees of the Company and other persons or entities (including non-employee directors of the Company) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company are eligible to participate in the Incentive Plan. There are currently 2 executive officers, 6 directors who are not executive officers and approximately 3 employees who are not executive officers who are eligible to participate in the Incentive Plan. The maximum number of shares with respect to which stock options and stock appreciation rights may be granted to any one participant in any calendar year is, in the case of each type of award, 600,000 shares. No more than $1 million may be paid to any individual with respect to a cash performance award; in applying this limit, cash performance awards to the same individual that are determined by reference to one year or shorter performance periods ending in the same fiscal year are aggregated, as are multiple awards determined by reference to multi-year performance periods ending in the same fiscal year. The maximum award opportunity under a non-cash performance award other than a stock option or stock appreciation right is 600,000 shares or their equivalent value in cash.

     The exercise price of stock options will be determined by the Compensation Committee, but in the case of an incentive stock option may not be less than 100% (110% in the case of a stockholder who beneficially owns 10% or more of the Company's common stock) of the fair market value of the shares at the time of grant. The term of each option will be set by the Compensation Committee and each option will be exercisable at such time or times as the Compensation Committee specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Compensation Committee and subject to certain additional limitations, by tendering shares held for at least six months, for employees who are not executive officers or directors by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by a combination of the foregoing.

     Under the terms of the Incentive Plan, stock appreciation rights, or SARs, are rights entitling the holder upon exercise to receive cash or common stock, as the Compensation Committee determines, equal to a function (as determined by the Compensation Committee) of the amount by which the common stock has appreciated in value since the date of grant. Restricted stock awards consist of common stock subject to restrictions that require that the shares be redelivered to the Company if specified conditions are not satisfied. A deferred stock award consists of a promise to deliver common stock or other securities in the future on specified terms. A performance award is an award subject to performance criteria. Performance awards may consist of awards intended to qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code and awards that are not intended to qualify for that exception. In the case of a performance award intended to qualify for the exception, the performance criteria to which the award is subject must consist of objectively determinable measures of performance relating to any of the following (determined on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; technology licensing; licensing of particular products; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A performance criterion measure and targets with respect thereto determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

     Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised during a period of one year following such death (or for the remainder of their original term, if less) and options and SARs not exercisable at a participant's death terminate.

     In the case of termination of a participant's association with the Company for reasons other than death, options and SARs generally remain exercisable, to the extent they were exercisable immediately prior to termination, for six months (or for the remainder of the original term, if less). If a participant's employment terminates as a result of retirement at or after age 65, retirement at or after age 55 and with at least ten years of continuous employment, or as a result of disability as determined by the Company, or if the services of a non-employee director who is a participant are terminated, the exercisable portion of the option will continue to be exercisable for the original term of the option. If any such association is terminated due to the participant's discharge for cause which in the opinion of the Compensation Committee casts such discredit on the participant as to justify immediate termination of any award under the Incentive Plan, such participant's options and SARs shall terminate immediately on cessation of association.

     Except as otherwise provided by the Compensation Committee, outstanding awards of restricted shares must be transferred to the Company upon a participant's death or other termination of employment and, similarly, deferred share grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited.

     In the event of certain acquisitions of the Company or its assets or a liquidation of the Company, all outstanding awards will terminate as of the effective date of the transaction, unless assumed. Prior to the effective date of the transaction, each outstanding option and SAR that is not being assumed (or for which a substitute award is not being guaranteed) in the transaction will become exercisable in full. The Compensation Committee may in its sole discretion remove certain conditions on outstanding awards in connection with such transaction or place restrictions on amounts delivered or paid in connection with such transaction with respect to stock subject to restrictions under the Incentive Plan.

     Awards may generally be transferred only by will or by the laws of descent and distribution. However, options awarded to employees or Directors which are not incentive stock options may be transferred (for no consideration) by a participant to the spouse, children or grandchildren of the participant, a trust or trusts for the exclusive benefit of such family members, or a partnership in which such family members are the only partners, provided there is no consideration for any such transfer. Any subsequent transfer would be similarly restricted.

     No award may be granted under the Incentive Plan after March 22, 2011, but awards previously granted may be extended beyond that date. Subject to a requirement that stockholder approval be obtained for certain actions requiring stockholder approval under the Internal Revenue Code's incentive stock option rules and rules limiting deductions for non-performance based compensation, the Compensation Committee may extend or terminate the Incentive Plan at any time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences associated with stock option grants under the Incentive Plan under law as in effect on the date of this Proxy Statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

     INCENTIVE STOCK OPTIONS. In general, an optionee realizes no taxable income for regular income tax purposes upon the grant or exercise of an incentive stock option, or ISO, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC"). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a deduction available to the Company) equal to the value of the shares at the time of exercise less the exercise price. In the case of a sale to an unrelated party for a price less than the value of the shares at the time of exercise, this ordinary income is normally capped by the gain on the sale, if any. Any gain recognized in the disposition in excess of the ordinary income amount is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option (see below). A special rule applies in the case of termination of employment by reason of permanent disability. ISOs are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of the grant) in excess of $100,000.

     NONSTATUTORY STOCK OPTIONS. In general, in the case of a nonstatutory option (i) the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; (ii) a corresponding deduction is available to the Company; and (iii) upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     MISCELLANEOUS. Under the so-called "golden parachute" provisions of the IRC, the grant, vesting or accelerated exercisability of awards in connection with a change of control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including payments associated with the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

     The Company's ability to claim a deduction in connection with awards under the Incentive Plan may be further limited by Section 162(m) of the IRC, which restricts to $1 million the amount a public corporation may deduct for certain remuneration paid in any year to any of its top five officers. Certain forms of remuneration are eligible for a performance-based exception to the $1 million limit, including compensation associated with the exercise of non-discounted stock options, or with payments or distributions under performance awards, that are granted pursuant to shareholder-approved plans and that meet certain other requirements.

     The foregoing description of tax consequences presupposes stock options that are exercisable for unrestricted stock. Under Section 83 of the IRC, an optionee who exercises a nonstatutory option for restricted stock will generally have taxable income only when the restricted stock vests. The taxable income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called "83(b) election" in connection with the exercise to recognize taxable income at the time of exercise equal to the fair market value of the stock at the time of exercise less the exercise price. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table details our equity compensation plans:

                                        EQUITY COMPENSATION PLAN INFORMATION

                                             (a)                        (b)                         (c)
                                                                                           Number of securities
                                                                                          remaining available for
                                   Number of securities to       Weighted-average          future issuance under
                                   be issued upon exercise       exercise price of       equity compensation plans
                                   of outstanding options     outstanding options and      (excluding securities
      Plan Category                      and rights                   rights             reflected in column (a))
-------------------------------------------------------------------------------------------------------------------

Equity compensation plans
  approved by security
  holders
                                              110,693                $  79.84                      1,296,654
Equity compensation plans
  not approved by
  security holders                            956,904 (1)            $   2.15                           NONE
                                        -------------                 -------               ----------------


                      Total                 1,067,597                $  10.21                      1,296,654
                                        =============                 =======               ================
--------------------------------- -------------------------- -------------------------- ----------------------------

(1)    Represents 11,904 stock options granted to Robert J. DeLuccia in June 2003, and the following stock options granted on February 10, 2006 to Mr. DeLuccia, 350,000; Mr. Patriacca, 175,000; Mr. Deegan, 150,000; and
       45,000 options each to Dr. Zabriskie, Dr. Davis, Mr. Davis, Mr. Martin, Mr. Echenberg and Mr. Fischer.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required to approve the amendment to the Incentive Plan to increase the number of shares of Common Stock that are authorized for issuance under the plan by 1,000,000.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth, as of March 30, 2007 (except as noted), information concerning ownership of our voting securities by (1) each person known by us to be the beneficial owner of more than five percent (5%) of our voting securities, (2) each of our directors, (3) each of the executive officers named in the Summary Compensation Table under "Executive Officers' Compensation" above and (4) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. There were a total of 2,849,534 shares of our common stock, and 781.5 shares of our Series C Preferred Stock, outstanding on March 30, 2007.

     In a private placement to institutional investors closing in part on December 23, 2005 and in part on February 13, 2006, we issued an aggregate of
825.5 shares of our Series C Cumulative Convertible Preferred Stock and warrants to purchase 7,861,912 shares of our common stock for approximately $8,255,000 in gross proceeds ($7,312,851 net of issuance costs). The Series C Preferred Stock is convertible into shares of common stock and votes together with the common stock on an as-if-converted to common stock basis. Unless a holder of Series C Cumulative Convertible Preferred Stock elects otherwise, its ability to convert its Series C Cumulative Convertible Preferred Stock into common stock or to vote on an as-if-converted to common stock basis is restricted to the extent that such conversion would result in the holder owning more than 4.95% of our issued and outstanding common stock or voting together with the common stock on an as-if-converted to common stock basis in respect of more than 4.95% of our issued and outstanding common stock. The warrants issued in the private placement are subject to a similar restriction on their exercise. SCO Capital Partners LLC, Beach Capital LLC and Perceptive Life Sciences Master Fund Ltd. ("Perceptive") have elected not to be governed by these restrictions, although we have entered into an agreement with Perceptive whereby Perceptive's ability to convert or vote their shares of Series C Preferred Stock will be subject to a beneficial ownership cap of 9.95% instead of 4.95%. As of March 30, 2007, giving effect to the beneficial ownership cap restrictions, the Series C Preferred Stock acquired by the investors is convertible into 4,967,920 shares of common stock and the holders of the Series C Preferred Stock vote on an as-converted basis with the holders of our common stock, and therefore hold approximately 63.5% of the voting power of our outstanding securities. Consequently, the private placement resulted in a change of control of the Company. Assuming both the conversion of the Series C Preferred Stock and the exercise of all of the Warrants acquired by the investors, in each case without regard to the beneficial ownership cap restrictions, the investors would hold approximately 84.9% of the outstanding common stock of the Company. In addition, for so long as 20% of the Series C Preferred Stock issued in the private placement remains outstanding, SCO Capital Partners LLC has the right to designate two members to our board of directors. Jeffrey B. Davis and Howard S. Fischer are currently serving on our board of directors as the designees of SCO Capital Partners LLC. For 2007, SCO Capital Partners LLC has designated Jeffrey B. Davis and Mark J. Alvino as its nominees, and thus Howard S. Fischer is not standing for re-election this year.

     We have determined the number of shares beneficially owned by each stockholder under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 30, 2007 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

                                Name and Address                         Number of Shares          Percentage
Class of Stock                  of Beneficial Owner                      Beneficially Owned        of Class
                                FIVE PERCENT STOCKHOLDERS
Series C Preferred Stock        Stephen S. Rouhandeh (1)..............             359                  45.94%
Series C Preferred Stock        Jeffrey B. Davis (2)..................              50                   6.40%
Series C Preferred Stock        Joseph Edelman (3)....................             132                  16.89%
Series C Preferred Stock        Whalehaven Capital Fund Limited (4)                 75                   9.60%

                                DIRECTORS AND EXECUTIVE OFFICERS
Series C Preferred Stock        Robert J. DeLuccia (5)................              0                      *
Series C Preferred Stock        Bernard R. Patriacca (5)..............              0                      *
Series C Preferred Stock        Glenn E. Deegan (5)(6)................              0                      *
Series C Preferred Stock        Peter G. Martin (5)...................              0                      *
Series C Preferred Stock        Michael A. Davis (5)..................              0                      *
Series C Preferred Stock        Paul S. Echenberg (5).................              0                      *
Series C Preferred Stock        John L. Zabriskie (5).................              0                      *
Series C Preferred Stock        Jeffrey B. Davis (2)(7)...............              50                   6.40%
Series C Preferred Stock        Howard S. Fischer (7).................              0                      *
Series C Preferred Stock        All directors and officers as a
                                    group (9 persons).................              50                   6.40%

                                FIVE PERCENT STOCKHOLDERS
Common Stock                    Stephen S. Rouhandeh (1)..............          7,224,093               71.71%
Common Stock                    Joseph Edelman (3)....................           314,856                 9.95%
Common Stock                    Lawrence Chachkes (8).................           172,837                 6.07%

                                DIRECTORS AND EXECUTIVE OFFICERS
Common Stock                    Robert J. DeLuccia (5)(9).............           351,420                11.32%
Common Stock                    Bernard R. Patriacca (5)(9)(10).......           130,697                 4.39%
Common Stock                    Glenn E. Deegan (5)(6)(9)(10).........           108,407                 3.67%
Common Stock                    Peter G. Martin (5)(9)................            33,624                 1.17%
Common Stock                    Michael A. Davis (5)(9)...............            33,712                 1.17%
Common Stock                    Paul S. Echenberg (5)(9)(11)..........            34,786                 1.21%
Common Stock                    John L. Zabriskie (5)(9)(12)..........            51,984                 1.80%
Common Stock                    Jeffrey B. Davis (2)(7)(9)(13)........           148,397                 4.95%
Common Stock                    Howard S. Fischer (7)(9)..............           108,619                 3.67%
                                All directors and officers as a
                                    group (9 persons)(9)(10)(11)
Common Stock                        (12)(13)..........................          1,001,646               26.79%
------------------
* Less than one percent (1%).

(1)  SCO Capital Partners LLC is the record owner of 309 shares of Series C Convertible Preferred Stock and Beach
     Capital LLC is the record owner of 50 shares of Series C Convertible Preferred Stock.  Mr. Rouhandeh, as
     Chairman and sole member of SCO Capital Partners LLC and managing member of Beach Capital LLC, has sole dispositive and voting power with respect to all shares listed in the table.  The shares of common stock listed as beneficially owned by Mr. Rouhandeh include 3,805,046 shares of common stock issuable upon the exercise of warrants exercisable within 60 days and 3,419,047 shares of common stock issuable upon the conversion of Series C Preferred Stock convertible within 60 days.  The address of SCO Capital Partners LLC,
     Beach Capital LLC and Mr. Rouhandeh is 1285 Avenue of the Americas, 35th Floor, New York, New York 10019.
(2)  Lake End Capital LLC is the record owner of the securities listed in the table.  Mr. Jeffrey Davis, as managing member of Lake End Capital LLC, has sole dispositive and voting power with respect to all shares held of record by Lake End Capital LLC.  The shares of common stock listed as beneficially owned by Jeffrey Davis include 476,190 shares of common stock issuable upon the conversion of the Series C Preferred Stock held by
     Lake End Capital LLC, 633,428 shares issuable upon exercise of the warrants held by Lake End Capital LLC within 60 days and 30,000 shares of common stock issuable upon the exercise of options held by Mr. Davis within 60 days.  The Series C Preferred Stock and the warrants held by Lake End Capital LLC are subject to restrictions on their conversion and exercise, respectively, such that as a result of their conversion or exercise, Lake End Capital LLC, together with its affiliates, cannot hold more than 4.95% of the issued and outstanding common stock of the Company.  The address of Lake End Capital LLC is 33 Tall Oaks Drive, Summit,
     New Jersey 07501.

                                       18

(3)  According to a Schedule 13G/A dated February 12, 2007, Mr. Edelman has sole dispositive and voting power with respect to the shares listed in the table.  The shares reported as beneficially owned by Mr. Edelman are held of record by Perceptive Life Sciences Master Fund, Ltd., a Cayman Islands company of which the investment manager is Perceptive Advisors LLC, a Delaware limited liability company of which Mr. Edelman is the managing member.  The shares of common stock listed as beneficially owned by Mr. Edelman include 11,180 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd., the shares of common stock issuable upon the conversion of the Series C Preferred Stock beneficially owned by Mr. Edelman and upon exercise of the warrants beneficially owned by Mr. Edelman within 60 days.  The Series C Preferred Stock and the warrants beneficially owned by Mr. Edelman are subject to restrictions on their conversion and exercise, respectively, such that as a result of their conversion or exercise, Mr. Edelman, together with his affiliates, cannot hold more than
     9.95% of the issued and outstanding common stock of the Company.  The address of Mr. Edelman is c/o First New
     York Securities, LLC, 850 Third Avenue, 8th Floor, New York, NY 10022.
(4)  The address of Whalehaven Capital Fund Limited is FWS Capital Ltd., Management for Whalehaven Capital, 160
     Summit Avenue, Montvale, NJ 07645.  The Series C Preferred Stock and the warrants help by Whalehaven Capital
     Fund Limited are subject to restrictions on their conversion and exercise, respectively, such that as a result of their conversion or exercise, Whalehaven Capital Fund Limited, together with its affiliates, cannot hold more than 4.95% of the issued and outstanding common stock of the Company.
(5)  The address of Mr. DeLuccia, Mr. Patriacca, Mr. Martin, Dr. Davis, Mr. Echenberg and Dr. Zabriskie, is c/o
     MacroChem Corporation, 40 Washington Street, Suite 220, Wellesley Hills, Massachusetts 02481.   The address of
     Mr. Deegan is 27 Allerton Road, Milton, Massachusetts 02186.
(6)  As of March 15, 2007, Mr. Deegan is no longer employed by the Company.
(7)  The address of Mr. Davis is 1285 Avenue of the Americas, 35th Floor, New York, New York 10019.  Mr. Fischer
     will not stand for re-election.  His address is 115 East 82nd Street, Apartment 2A, New York, New York 10028.
(8)  According to a Schedule 13G filed on February 15, 2007by Lawrence Chachkes, Mr. Chachkes has sole voting and dispositive power with respect to all shares listed in the table.  The address of Mr. Chachkes is 60 East 8th
     Street, Apt. 11M, New York, NY 10003.
(9)  Includes the following numbers of shares issuable upon the exercise of stock options and/or warrants exercisable within 60 days: Mr. Martin-33,570 shares; Dr. Davis-33,570 shares; Mr. DeLuccia-255,855 shares;
     Mr. Echenberg-33,309 shares; Dr. Zabriskie-38,386 shares; Mr. Davis-30,000: Mr. Fischer-108,619; Mr.
     Patriacca-129,249 shares; and Mr. Deegan-107,801 shares.
(10) Does not include the following numbers of vested shares in our 401(k) Plan contributed by us to match portions of cash contributions by the following Plan participants: Mr. Patriacca-545 shares; and Mr. Deegan-560 shares.
(11) Includes 1,382 shares and 691 shares issuable upon the exercise of warrants exercisable within 60 days held by
     Eckvest Equity Inc., of which Mr. Echenberg is the President and sole equity owner.
(12) Includes 11,061 shares and 5,530 shares issuable upon the exercise of warrants exercisable within 60 days held by Lansing Brown Investments LLC, of which Dr. Zabriskie and his wife are the managers and sole equity holders.
(13) Includes 118,397 shares of common stock issuable upon the conversion of Series C Preferred Stock or the exercise of a warrant held of record by Lake End Capital LLC as described in Note 2 above that is exercisable within 60 days.

                               EXECUTIVE OFFICERS

     The executive officers of the Company, their ages and their positions with the Company as of December 31, 2006 are as follows:

      NAME               AGE                POSITION WITH MACROCHEM
-------------------------------------------------------------------------------
Robert J. DeLuccia        61      President, Chief Executive Officer and Vice
                                  Chairman of the Board of Directors
Glenn E. Deegan (1)       40      Vice President and General Counsel
Bernard R. Patriacca      62      Vice President, Chief Financial Officer and
                                  Treasurer
-------------------------------------------------------------------------------
(1) Mr. Deegan resigned as Vice President, General Counsel and Secretary effective March 15, 2007.

     The following is a brief summary of the backgrounds of Mr. Deegan and Mr. Patriacca. The background of our other executive officer, Mr. DeLuccia, is summarized above.

     GLENN E. DEEGAN, ESQ., served as our Vice President, General Counsel and Secretary from July 2003 until March 2007. From June 2001 until July 2003, Mr. Deegan served as our Director of Legal Affairs and as General Counsel and Secretary. Prior to joining MacroChem, he served as Assistant General Counsel of Summit Technology, Inc. from 1999 to 2001. Earlier in his career, Mr. Deegan was engaged in the private practice of law in Boston at Holland & Knight LLP from 1997 to 1999 and at Nutter, McClennen & Fish, LLP from 1993 to 1997. Mr. Deegan also served as law clerk to the Honorable Francis J. Boyle in the United States District Court for the District of Rhode Island from 1992 to 1993. Mr. Deegan holds a B.S. from Providence College and a J.D. from Boston College.

     BERNARD R. PATRIACCA, C.P.A., has served as our Vice President, Chief Financial Officer and Treasurer since April 2001. From 1997 to 2001, he served as Vice President and Controller of Summit Technology, Inc. From 1994 to 1997, he served as Vice President of Errands Etc., Inc., a privately held homeowners' personal service company. From 1991 to 1994, Mr. Patriacca held senior financial management positions at several privately held consumer services companies. From 1973 to 1991, he was employed in various capacities at Dunkin Donuts, Inc., including Chief Financial Officer and Director. Mr. Patriacca received an M.B.A. and a B.S. from Northeastern University.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM

     The Compensation Committee, which consists of three independent directors, is responsible for determining the compensation of the Company's executive officers, making awards under the Company's stock option plans and making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans. The Compensation Committee reviews the proposals of the Chief Executive Officer concerning executive compensation for other executive officers and makes a final determination or recommendation concerning the scope and nature of compensation arrangements. The action or recommendation of the Committee is reported to the Company's entire Board of Directors.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Compensation Committee believes that compensation of our executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives and allow us to attract, retain and motivate superior executives and to compensate these executives in a manner that both recognizes their individual performance and aligns their interests with the interests of MacroChem's stockholders. To that end, the Compensation Committee believes that executive compensation should include a mix of both cash and equity-based compensation that is competitive with companies in the specialty pharmaceutical industry, taking into account relative company size and performance as well as individual responsibilities and performance.

     The Committee's decisions and activities during 2006 were guided, to a significant extent, by the Company's financial condition and outlook during the year. Accordingly, given the Company's lack of financial resources during 2006, the conservation of cash resources was a priority for the Committee.

 COMPENSATION COMPONENTS

     BASE SALARY In general, in determining base salaries for executives the Compensation Committee takes into account (i) the executive's individual performance and contribution to the management team; (ii) the performance of MacroChem over the evaluation period by reference to corporate objectives jointly formulated by the Chief Executive Officer and the officers; and (iii) base salaries of executives in comparable positions in comparable companies. In setting base salary, the Committee also takes into account all components of an executive officer's compensation package. In determining base salary, the Committee reviews the foregoing factors as they relate to each executive individually and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer and, as necessary, outside experts in reaching its determinations.

     ANNUAL BONUS Our compensation program includes eligibility for an annual performance-based cash bonus to executive officers. The amount of the cash bonus depends on the level of achievement of corporate and individual objectives. Annual performance bonuses are set at the discretion of the Board. Pursuant to his employment agreement, our chief executive officer has a target annual performance bonus of 40% of his base salary.

     During 2006, we awarded our chief executive officer a special payment of $50,000 in recognition of his efforts to secure needed financing and restructuring of the Company. Given the Company's lack of financial resources during 2006, none of our remaining executive officers were granted annual performance bonuses.

LONG-TERM INCENTIVES

     STOCK OPTIONS. The Compensation Committee views grants of stock options as a major component of an executive's compensation, believing that the grant of options aligns the interests of the executives with the interests of the stockholders by providing a direct correlation between an increase in the value of MacroChem's stock and executive compensation and that this method of compensation allows MacroChem to conserve cash resources and retain key personnel.

     In determining the size of a stock option award for an individual executive officer, the Committee considers the same factors used for determining base salary and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer and, as necessary, outside experts, in reaching its determinations. The size of previous option grants is not an important factor in determining current awards. Options granted are exercisable at the market price on the date of the grant.

     RESTRICTED STOCK AWARDS The Compensation Committee may make grants of restricted stock to executive officers to provide additional long-term incentive to build stockholder value. Restricted stock awards are made in anticipation of contributions that will create value in the company and are subject to certain vesting and other restrictions.

     In 2006, we awarded our chief executive officer a restricted stock grant which vests when our common stock trades at or above $4.00 per share for thirty consecutive trading days.

TRANSITION AGREEMENTS

     In addition to base salary and long-term incentive awards, a portion of the compensation paid to our executive officers during 2006 was paid pursuant to transition agreements. Because of insufficient capital resources, in August 2005, the Company discontinued its research and development activities and terminated substantially all its non-management personnel. In addition, in September 2005, the Company entered into transition agreements with each of its executive officers to assure their availability to the Company during a period of uncertainty and to reduce possible termination pay liability to these officers. These agreements terminated the then existing employment and severance agreements with each of the executive officers. Because of improved prospects for funding, the Company thereafter entered into amendments to the transition agreements with Messrs. DeLuccia, Patriacca and Deegan, which provided that each would remain employed by the Company until February, 2006 at a rate of pay equal to one-half the base salary in effect for each executive prior to August 31, 2005. These transition agreements expired in February 2006, at which point we entered into employment agreements with our executive officers as described below.

                        REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.


                                          COMPENSATION COMMITTEE
April 9, 2007
                                          Michael A. Davis
                                          Jeffrey B. Davis
                                          John L. Zabriskie

SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation for all services rendered in all capacities to us during the fiscal year ended December 31, 2006 by each person who served as our CEO, CFO and by our other executive officers, whose total salary and bonus exceeded $100,000. We refer collectively to these individuals as the named executive officers.

                                                                                      NON-EQUITY
                                                                                       INCENTIVE
                                                              STOCK       OPTION         PLAN       ALL OTHER
                                      SALARY       BONUS      AWARDS      AWARDS     COMPENSATION  COMPENSATION
NAME AND PRINCIPAL         YEAR       ($)(1)        ($)        ($)        ($)(2)         ($)           ($)          TOTAL ($)
    POSITION

Robert J. DeLuccia         2006   $   276,000  $  50,000        ---   $   345,954          ---   $ 18,000(3)      $ 689,954
  President and Chief
  Executive Officer

Bernard R. Patriacca       2006   $   191,666        ---        ---   $   179,873          ---           ---      $ 371,539
  Vice President, Chief
  Financial Officer and
  Treasurer

Glenn E. Deegan (4)        006    $   172,500        ---        ---   $   155,885          ---           ---      $ 328,385
  Vice President,
  General Counsel and
  Secretary
---------------------------------------------------------------------------------------------------------------------

(1)    Represents, for each executive officer, amounts paid under transition agreements in effect from January 1,
       2006 to February 13, 2006 and under employment agreements from February 13, 2006 through December 31, 2006.
(2)    This column represents the compensation expense incurred by the Company in fiscal year 2006 in connection with all option grants to our named executive officers, calculated in accordance with FAS 123(R).  See Note 4 to the
       Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for the relevant assumptions used to determine the value of the option awards.
(3)    Represents a monthly automobile allowance of $1,500, totaling $18,000 for the full year.
(4)    Mr. Deegan's employment with the Company terminated effective March 15, 2007.

EMPLOYMENT ARRANGEMENTS

     EMPLOYMENT AGREEMENTS

     We entered into an employment agreement of indefinite length effective as of February 13, 2006 with Robert J. DeLuccia. The agreement currently provides for annual compensation of $288,000 and for the payment of nine months' salary plus, if applicable, the continuation of medical, dental and group life insurance benefits for up to nine months in the event he is terminated without cause or twelve month's salary and bonus plus, if applicable, the continuation of medical, dental and similar benefits for up to twelve months in the event he is terminated as a result of a change of control. The agreement also provides for a monthly automobile allowance of $1,500. In addition, the agreement precludes Mr. DeLuccia from competing with the Company during his employment and for a period of two years thereafter, and from disclosing confidential information. Prior to entering into Mr. DeLuccia's current employment agreement, we entered into a transition agreement with Mr. DeLuccia on September 16, 2005 which terminated his then existing employment agreement including the severance pay provisions. The transition agreement, which originally provided that Mr. DeLuccia would remain employed by the Company until November 30, 2005, was subsequently amended to extend his employment through February 2006.

     We entered into an employment agreement of indefinite length effective as of February 13, 2006 with Bernard Patriacca. The agreement currently provides for annual base compensation of $200,000, and precludes Mr. Patriacca from competing with the Company during his employment and for a period of two years thereafter, and from disclosing confidential information. Prior to entering into Mr. Patriacca's current employment agreements, we entered into a transition agreement with Mr. Patriacca on September 12, 2005 which terminated his then existing employment and severance agreements. The transition agreement, which originally provided that Mr. Patriacca would remain employed by the Company until November 30, 2005, was subsequently amended to extend his employment through February 2006.

     We entered into an employment agreement of indefinite length effective as of February 13, 2006 with Glenn E. Deegan. The agreement provided for annual base compensation of $180,000, and precluded Mr. Deegan from competing with the Company during his employment and for a period of two years thereafter, and from disclosing confidential information. Prior to entering into Mr. Deegan's current employment agreement, we entered into a transition agreement with Mr. Deegan on September 12, 2005 which terminated his then existing employment and severance agreements. The transition agreement, which originally provided that Mr. Deegan would remain employed by the Company until November 30, 2005, was subsequently amended to extend his employment through February 2006. Mr. Deegan's employment with the Company terminated effective March 15, 2007.

                           GRANTS OF PLAN-BASED AWARD

     The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2006 held by the executive officers named in the Summary Compensation Table.

--------------------------------------------------------------------------------
         NAME          GRANT    ALL OTHER   ALL OTHER    EXERCISE    GRANT DATE
                        DATE    STOCK         OPTION     OR BASE     FAIR VALUE
                                AWARDS:      AWARDS:     PRICE OF    OF OPTIONS
                                NUMBER OF   NUMBER OF    OPTION          IN
                                SHARES OF   SECURITIES   AWARDS      ACCORDANCE
                                STOCK OR    UNDERLYING     ($/SH)     WITH FAS
                                  UNITS      OPTIONS                  123(R)
                                               (#)
--------------------------------------------------------------------------------
Robert J. DeLuccia     2/10/06  75,000 (1)        ---   $     ---  $       ---
                       2/10/06      ---    350,000 (2)  $    1.62  $   472,531
--------------------------------------------------------------------------------
Bernard R. Patriacca   2/10/06             175,000 (3)  $    1.62  $   236,266

--------------------------------------------------------------------------------
Glenn E. Deegan        2/10/06             150,000 (4)  $    1.62  $   202,513

--------------------------------------------------------------------------------

(1) Mr. DeLuccia was granted 75,000 shares of restricted common stock on February 10, 2006. Mr. DeLuccia is restricted from selling such shares until the price of our common stock is greater than or equal to $4.00 per share for a period of 30 consecutive trading days. No compensation charge was recognized as the vesting date is not certain.
(2) The options granted to Mr. DeLuccia were granted on February 10, 2006 at an exercise price of $1.62 per share. The options expire ten years from the date of grant and vest one third on the date of grant and one third on each grant date anniversary in 2007 and 2008.
(3) The options granted to Mr. Patriacca were granted on February 10, 2006 at an exercise price of $1.62 peR share. The options expire ten years from the date of grant and vest one third on the date of grant and one third on each grant date anniversary in 2007 and 2008.
(4) The options granted to Mr. Deegan were granted on February 10, 2006 at an exercise price of $1.62 per share. The options were granted with an expiration date of ten years from the date of grant and provided that they would vest one third on the date of grant and one third on each grant date anniversary in 2007 and 2008. In connection with Mr. Deegan's departure from the Company on March 15, 2007, all unvested options were terminated. The terms of the options provide that in the event of a termination of employment other than for cause, the vested options will remain exercisable for six months following the termination date. The Board of Directors elected to extend Mr. Deegan's vested options for an additional six months in exchange for certain consulting services, and thus the 100,000 remaining options expire on March 14, 2008.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2006 to each of the executive officers named in the Summary Compensation Table.

------------------------------------------------------------------------------------------------------------------------------------

                                  Option Awards                                                  Stock Awards
--------------------------------------------------------------------------   -------------------------------------------------------
Name            Number     Number of       Equity     Option      Option     Number of    Market Value   Equity          Equity
                  of       Securities    Incentive   Exercise   Expiration   Shares or     Value of     Incentive    Incentive Plan
              Securities   Underlying   Plan Awards:  Price        Date      Units of     Shares or    Plan Awards:  Awards: Market
              Underlying  Unexercised    Number of     ($)                   Stock That    Units of     Number of    or Payout Value
             Unexercised    Options      Securities                           Have Not    Stock That    Unearned      of Unearned
               Options        (#)        Underlying                           Vested       Have Not      Shares,     Shares, Units
                 (#)      Unexercisable Unexercised                             ($)         Vested      Units or    or Other Rights
             Exercisable                  Unearned                                          ($)(1)       Other       That Have Not
                                          Options                                                        Rights         Vested
                                            (#)                                                        That Have           ($)
                                                                                                       Not Vested
                                                                                                          (#)
------------------------------------------------------------------------------------------------------------------------------------
Robert J.
DeLuccia        1,190            0         ---       $217.90    5/26/2010(3)     ---        ---          ---              ---
                  476            0         ---        254.94    6/28/2011(3)     ---        ---          ---              ---
                  238            0         ---         76.44    6/27/2012(3)     ---        ---          ---              ---
                1,206          603         ---         69.30    2/10/2014(3)     ---        ---          ---              ---
                4,662            0         ---         17.22    3/23/2015(4)     ---        ---          ---              ---
                1,587        3,174         ---         10.50    7/20/2015(3)     ---        ---          ---              ---
               11,504          ---         ---         44.52    6/20/2013(5)     ---        ---          ---              ---
              116,666      233,334         ---          1.62    2/10/2016(5)     ---        ---          ---              ---
                                                                                75,000   $3,750(2)       ---              ---
------------------------------------------------------------------------------------------------------------------------------------
Bernard R.
Patriacca       2,857            0         ---       $230.58    4/23/2011(3)     ---        ---          ---              ---
                  195            0         ---        254.94    6/28/2011(3)     ---        ---          ---              ---
                1,190            0         ---        132.51    12/19/2011(3)    ---        ---          ---              ---
                  594            0         ---         76.44    6/27/2012(3)     ---        ---          ---              ---
                2,380            0         ---         26.46    11/20/2012(6)    ---        ---          ---              ---
                1,141            0         ---         48.30    7/10/2013(3)     ---        ---          ---              ---
                  586          294         ---         69.30    2/10/2014(3)     ---        ---          ---              ---
                2,571            0         ---         17.22    3/23/2015(4)     ---        ---          ---              ---
                  793        1,587         ---         10.50    7/20/2015(3)     ---        ---          ---              ---
               58,333      116,667         ---          1.62    2/10/2016(5)     ---        ---          ---              ---
------------------------------------------------------------------------------------------------------------------------------------
Glenn E.
Deegan(7)       1,882            0         ---       $254.94    6/28/2011(7)     ---        ---          ---              ---
                  357            0         ---         76.44    6/27/2012(7)     ---        ---          ---              ---
                  595            0         ---         26.46    11/20/2012(7)    ---        ---          ---              ---
                1,330            0         ---         48.30    7/10/2013(7)     ---        ---          ---              ---
                  444          222         ---         69.30    2/10/2014(7)     ---        ---          ---              ---
                2,400            0         ---         17.22    3/23/2015(7)     ---        ---          ---              ---
                  793        1,587         ---         10.50    7/20/2015(7)     ---        ---          ---              ---
               50,000      100,000         ---          1.62    2/10/2016(7)     ---        ---          ---              ---
------------------------------------------------------------------------------------------------------------------------------------

                                       26

(1)  The market value of the stock awards is determined by multiplying the number of shares times $0.45, which represents the per share closing price of our common stock as quoted on the OTC Bulletin Board(R) on December 29,
     2006, the last trading day of fiscal 2006.
(2)  Mr. DeLuccia was granted 75,000 shares of restricted common stock on February 10, 2006.  Mr. DeLuccia is restricted from selling such shares until the price of our common stock is greater than or equal to $4.00 per share for a period of 30 consecutive trading days.  See Note 4 to the Financial Statements included in our Annual Report on
     Form 10-K for the year ended December 31, 2006 for the relevant assumptions used to determine the value of the award.
(3)  Options vest over a three year period on each grant date anniversary.
(4)  Options were fully vested on the grant date.
(5)  Options vest one third on grant date and one third on each grant date anniversary.
(6)  Options were fully vested on the one year grant date anniversary.
(7)  Mr. Deegan resigned on March 15, 2007. The terms of the options provide that in the event of a termination of employment other than for cause, the vested options will remain exercisable for six months following the termination date. The Board of
     Directors elected to extend Mr. Deegan's vested options for an additional six months in exchange for certain consulting services, and thus the vested options expire on March 14, 2008.

                                       27
OPTION EXERCISES AND STOCK VESTED

     There were no exercises of stock options or vesting of shares of restricted stock held by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2006.

PENSION BENEFITS

     We do not have any qualified or non-qualified defined benefits plans.

NONQUALIFIED DEFERRED COMPENSATION

     We do not have any non-qualified defined contribution plans or other deferred compensation plans.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Our executive officers are eligible to receive benefits under certain conditions in accordance with each executive officer's employment or severance agreement with us. We entered into separate Severance Agreements with each of Messrs. Patriacca and Deegan on February 13, 2006. Each of the Severance Agreements provides for the payment of six months' salary plus the continuation of medical, dental and similar benefits for up to six months in the event the executive is terminated without cause or nine month's salary and 75% of the executive's bonus plus the continuation of medical, dental and similar benefits for up to nine months in the event the executive is terminated in connection with or following a change of control, as defined in the agreements and, in each case, the agreements provide that all unvested options will become vested and will be exercisable for the period of time set forth in the documents governing the options. Our change of control arrangements with Mr. DeLuccia are contained in his employment agreement with us and are summarized above under the heading "Employment Arrangements."

     To determine the level of benefits provided under each of our executive officer's severance agreements, data regarding peer practice, the circumstances of the situation and impact on stockholders was considered. In each instance, the severance benefit is constructed such that the benefit is discrete and capped under a one-time payment limiting any potential on-going liability.

     The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive's employment. The amount of compensation payable to each executive officer upon involuntary not-for-cause termination, termination following a change of control and in the event of disability of the executive officer is shown below. The amounts shown assume that each termination was effective as of December 31, 2006 and thus are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company. No compensation is paid in the event of voluntary termination. For the purposes of the following tables, the term "Change in Control" refers to a reorganization, merger, consolidation or similar transaction resulting in the transfer of ownership of 50% of the Company's outstanding common stock or a sale of substantially of all of the Company's assets and "Disability" is defined as the employee's inability to continue to perform substantially all of his/her duties and responsibilities.

MR. ROBERT J. DELUCCIA, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Executive Benefits and Payments                   Termination in            Involuntary       Termination Due to
                                                 Connection with
                                                   a Change in             Not-For-Cause
Upon Termination                                   Control (1)            Termination (2)       Disability (3)
-------------------------------------------- ------------------------- ---------------------- --------------------

Base Salary                                  $            288,000      $          216,000     $        141,231
Bonus (Guideline 40%)                        $            115,200      $           86,400                  N/A
Auto Allowance                               $             18,000      $          13, 500     $         11,770
Medical and                                  $              9,480      $            7,110     $          6,198
Welfare Benefits
Acceleration of Vesting of Options           $                  0                     ---                  ---
                                             --------------------      ------------------     ----------------
TOTAL                                        $            430,680      $          323,010     $        159,199
                                             ====================      ==================     ================

-----------------------------------------------------------------------------------------------------------------------------------

(1) Compensation is equal to one years' base salary, bonus, auto allowance and medical and welfare benefits.
(2) Compensation is equal to nine months' base salary, bonus, auto allowance and medical and welfare benefits.
(3) Compensation is equal to thirty-four weeks' base salary (first 17 weeks at 100%, $94,154; following 17 weeks at 50%, $47,077), auto allowance and other benefits.


MR. BERNARD R. PATRIACCA, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                                                     Termination in Connection
Executive Benefits and Payments                           with a Change in                  Involuntary
Upon Termination                                            Control (1)            Not-For-Cause Termination (2)
-------------------------------------------------- ------------------------------- -------------------------------

Base Salary                                        $                     150,000  $                      100,000
Bonus (Guideline 30%)                              $                      45,000  $                       30,000
Medical and Welfare Benefits                       $                       8,800  $                        5,880
Acceleration of Vesting of Options                 $                           0                             ---
                                                   -----------------------------  ------------------------------
TOTAL                                              $                     203,800  $                      135,880
                                                   =============================  ==============================
-----------------------------------------------------------------------------------------------------------------------------------

(1) Compensation is equal to nine months' base salary, bonus and medical and welfare benefits.
(2) Compensation is equal to six months' base salary, bonus and medical and welfare benefits.


MR. GLENN E. DEEGAN, VICE PRESIDENT AND GENERAL COUNSEL (1)

                                                     Termination in Connection
Executive Benefits and Payments                           with a Change in                  Involuntary
Upon Termination                                            Control (2)            Not-For-Cause Termination (3)
-------------------------------------------------- ------------------------------- -------------------------------

Base Salary                                        $                     138,750  $                     92,500
Bonus (Guideline 30%)                              $                      41,625  $                     27,750
Medical and Welfare Benefits                       $                      12,350  $                      8,240
Acceleration of Vesting of Options                 $                           0                           ---
                                                   -----------------------------  ----------------------------
TOTAL                                              $                     192,725  $                    128,490
                                                   =============================  ============================
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Mr. Deegan's employment was voluntarily terminated on March 15, 2007.
(2) Compensation is equal to nine months' base salary, bonus and medical and welfare benefits.
(3) Compensation is equal to six months' base salary, bonus and medical and welfare benefits.

MACROCHEM CORPORATION 2001 INCENTIVE PLAN

     Please refer to the disclosure under the heading: Summary of Incentive Plan" beginning on page 12 of this proxy statement for a description of the MacroChem Corporation 2001 Incentive Plan.

MACROCHEM CORPORATION 401(K) PLAN

     The Company maintains a 401(k) plan whereby employees may contribute up to the maximum allowed by the Internal Revenue Code. The Company does not make matching contributions at this time.

DIRECTOR COMPENSATION

     The following table summarizes the director compensation earned during fiscal 2006.

-----------------------------------------------------------------------------------------------------------------------------------
          Name(1)            Fees Earned or   Stock       Option        Non-Equity       Change in       All Other        Total
                                Paid in      Awards       Awards      Incentive Plan      Pension       Compensation       ($)
                                  Cash         ($)      ($)(3)(4)      Compensation      Value and          ($)
                                 ($)(2)                                    ($)         Nonqualified
                                                                                         Deferred
                                                                                       Compensation
                                                                                         Earnings
-----------------------------------------------------------------------------------------------------------------------------------
John L. Zabriskie, Ph.D.(5)  $     19,000       -     $     43,377          -                -               -         $   62,377
-----------------------------------------------------------------------------------------------------------------------------------
Michael A. Davis, M.D.,      $     21,500       -     $     43,377          -                -               -         $   64,877
Sc.D.(6)
-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey B. Davis(7)          $     17,500       -     $     38,815          -                -               -         $   56,315
-----------------------------------------------------------------------------------------------------------------------------------
Paul S. Echenberg(8)         $     20,000       -     $     43,377          -                -               -         $   63,377
-----------------------------------------------------------------------------------------------------------------------------------
Howard S. Fischer(9)         $     16,000       -     $     38,815          -                -               -         $   54,815
-----------------------------------------------------------------------------------------------------------------------------------
Peter G. Martin(10)          $     23,000       -     $     43,377          -                -               -         $   66,377
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Robert J. DeLuccia,  our chief executive officer, has been omitted from the table as he receives no compensation for serving on our Board of Directors.
(2)   Each of our non-employee Directors receives compensation of $12,000 annually,  $1,000 per regular committee meeting attended for the chairman of each  committee,  $1,000 per regular board  meeting  attended,  and $500 for each special,  telephone or committee meeting attended.
(3)   This column  represents the  compensation  expense incurred by the Company in fiscal year 2006 in connection with all option grants to our directors,  calculated in accordance with FAS 123(R). See Note 4 to the Financial  Statements  included in our
      Annual Report on Form 10-K for the year ended December 31, 2006 for the relevant  assumptions used to determine the value of our awards.
(4)   In February 2006, each  non-employee  director  received a grant of 45,000 options.  The grant date fair value of each grant calculated in accordance with FAS133(R) was $38,815.
(5)   Mr. Zabriskie had a total of 47,856 stock options outstanding as of December 31, 2006.
(6)   Dr. Davis had a total of 48,570 stock options outstanding as of December 31, 2006.
(7)   Mr. Davis had a total of 45,000 stock options outstanding as of December 31, 2006.
(8)   Mr. Echenberg had a total of 47,618 stock options outstanding as of December 31, 2006.
(9)   Mr. Fischer had a total of 45,000 stock options outstanding as of December 31, 2006.
(10)  Mr. Martin had a total of 48,570 stock options outstanding as of December 31, 2006.

DIRECTOR COMPENSATION POLICY

     We reimburse our directors for reasonable expenses incurred in connection with attendance at Board of Director and committee meetings.

     Each of our non-employee Directors receives compensation of $12,000 annually, $1,000 per regular committee meeting attended for the chairman of each committee, $1,000 per regular board meeting attended, and $500 for each special, telephone or committee meeting attended.

     Each of our non-employee Directors receives from time to time, stock option grants as deemed appropriate by the Compensation Committee. In 2006, each of the non-employee Directors received an option for 45,000 shares at a purchase price of $1.62.

                            REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors currently consists of three directors, Mr. Martin (Chairman), Dr. Davis and Mr. Echenberg, all of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(15). The responsibilities of the Audit Committee are
(i) to review with management and the independent registered public accounting firm the scope and results of any and all audits, the nature of any other services provided by the independent registered public accounting firm, changes in the accounting principles applied to the presentation of MacroChem's financial statements, and any comments by the independent registered public accounting firm on MacroChem's policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the board of directors on the engagement of the independent registered public accounting firm. The Board of Directors has adopted a written charter of the Audit Committee.

     Consistent with its duties, the Audit Committee has reviewed and discussed with the Company's management the audited financial statements for the year ended December 31, 2006. Vitale, Caturano & Company, Ltd. issued their unqualified report dated March 30, 2007 on MacroChem's financial statements.

     The Audit Committee has also discussed with Vitale, Caturano & Company, Ltd. the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "COMMUNICATION WITH AUDIT COMMITTEES." The Audit Committee has received the written disclosures and the letter from Vitale, Caturano & Company, Ltd. required by Independence Standards Board Standard No. 1 and has discussed with Vitale, Caturano & Company, Ltd. its independence as an auditor. The Audit Committee has also considered whether Vitale, Caturano & Company, Ltd.'s provision of non-audit services is compatible with its independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that MacroChem's audited financial statements for the year ended December 31, 2006 be included in the Annual Report on Form 10-K for the fiscal year then ended.


Dated:  April 9, 2007                                         AUDIT COMMITTEE

                                                              Peter G. Martin
                                                              Michael A. Davis
                                                              Paul S. Echenberg

                             AUDIT AND RELATED FEES

     Vitale, Caturano & Company, Ltd. is the Company's independent registered public accounting firm. Prior to January 24, 2006, Deloitte & Touche LLP served as the Company's independent registered public accounting firm. The following table sets forth the estimated aggregate fees billed to the Company for the fiscal year ended December 31, 2006 by Vitale, Caturano & Company, Ltd. and for the fiscal year ended December 31, 2005 by Vitale, Caturano & Company, Ltd. and Deloitte & Touche LLP.

                                        VITALE, CATURANO &
                                           COMPANY, LTD.                     DELOITTE & TOUCHE LLP
                                      2006               2005               2006               2005

Audit Fees                      $        85,055       $      60,000   $       19,317     $       69,100
Audit-Related Fees                        3,723                  --               --                 --
Tax Fees                                     --                  --               --                 --
All Other Fees                               --                  --               --                 --
                                ---------------       -------------   --------------     --------------

Total                           $        88,778       $      60,000   $       19,317     $       69,100
                                ===============       =============   ==============     ==============


AUDIT FEES

     Audit fees were for professional services rendered for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

     Audit-Related Fees refer to assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." The Company paid $3,723 of Audit-Related Fees to Vitale, Caturano & Company, Ltd. in 2006 in connection with a Registration Statement on Form S-1 filing and consent. The Company did not pay any Audit-Related Fees during 2005.

TAX FEES

     Tax Fees refer to fees for professional services rendered regarding tax compliance, tax advice or tax planning. The Company did not pay any Tax Fees to Vitale, Caturano & Company, Ltd. or to Deloitte & Touche LLP during 2006 or 2005.

ALL OTHER FEES

     All Other Fees refer to fees for services other than those described above. The Company did not pay to Vitale, Caturano & Company, Ltd. or to Deloitte & Touche LLP fees for any other services during 2006 or 2005.

PRE-APPROVAL POLICIES AND PROCEDURES

     It is the policy of the Company that all services provided by the Company's independent registered public accounting firm shall be pre-approved by the Audit

     Committee. The Company's independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the estimated fees for such services. Pre-approval of audit and permitted non-audit services may be given by the Audit Committee at any time up to one year before the commencement of such services by the Company's independent registered public accounting firm. Pre-approval must be detailed as to the particular services to be provided. Pre-approval may be given for a category of services, provided that
(i) the category is narrow enough and detailed enough that management of the Company will not be called upon to make a judgment as to whether a particular proposed service by the Company's independent registered public accounting firm fits within such pre-approved category of services and (ii) the Audit Committee also establishes a limit on the fees for such pre-approved category of services.

     During 2006, one hundred percent (100%) of the services provided by the Company's independent registered public accounting firm were pre-approved by the Audit Committee.

                          NO INCORPORATION BY REFERENCE

     In the Company's filings with the SEC, information is sometimes "incorporated by reference". This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Report of the Compensation Committee and the Report of the Audit Committee specifically are not incorporated by reference into any other filings with the SEC unless we specifically provide otherwise.

     This Proxy Statement is sent to you as part of the proxy materials for the 2007 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of the Company's Common Stock.

                              STOCKHOLDER PROPOSALS

     In order for the Company to consider stockholder proposals for inclusion in the proxy material for the Annual Meeting to be held in 2008, the Company must receive them on or before December 10, 2007. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company at MacroChem Corporation, 40 Washington Street, Suite 220, Wellesley Hills, MA 02481.

     Under the Company's Bylaws, stockholders who wish to make a proposal at the Annual Meeting to be held in 2008, other than one that will be included in the proxy materials, must notify the Company no earlier than February 10, 2008 and no later than March 11, 2008. If a stockholder who wishes to present a proposal fails to notify the Company by March 11, 2008, any proxy that management solicits for the Annual Meeting in 2008 will confer on the holder of the proxy discretionary authority to vote on any such proposal properly presented at the meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 23, 2005 and February 13, 2006, we issued an aggregate of 825.5 shares of our Series C Preferred Stock and warrants to purchase 7,861,900 shares of our common stock in a private placement to institutional investors.

     SCO Capital Partners LLC acquired a total of 300 shares of our Series C Preferred Stock and warrants to purchase 2,857,142 shares of our common stock for an aggregate purchase price of $3,000,000, and Beach Capital LLC acquired a total of 50 shares of our Series C Preferred Stock and warrants to purchase 47,620 shares of our common stock for an aggregate purchase price of $500,000. Mr. Stephen S. Rouhandeh is the sole member of SCO Capital Partners LLC and the managing member of Beach Capital LLC, and as such has sole dispositive and voting power with respect to the shares owned by SCO Capital Partners LLC and Beach Capital LLC. The Series C Preferred Stock and warrants beneficially owned by Mr. Rouhandeh are convertible and exercisable into approximately 87.75% of our common stock. In addition, for so long as 20% of the Series C Preferred Stock issued in the private placement remains outstanding, SCO Capital Partners LLC has the right to designate two members to our board of directors. On December 28, 2005, SCO Capital Partners LLC informed us that the initial SCO director designees were Jeffrey B. Davis and Howard S. Fischer, and our board of directors appointed them to our board on December 29, 2005.

     Mr. Rouhandeh is also the Chairman of SCO Securities LLC, which acted as the placement agent in connection with the private placement and which acts as a financial advisor to us for a monthly fee of $12,500. In exchange for its services as placement agent, SCO Securities LLC received a fee equal to 7% of the gross proceeds, or $577,850, and six-year warrants to purchase 786,189 shares of our common stock at an exercise price of $1.05 per share. SCO Securities LLC assigned its warrants to the following four persons in the amounts listed: (i) warrants to purchase 471,713 shares of common stock to SCO Capital Partners LLC; (ii) warrants to purchase 157,238 shares of common stock to Lake End Capital LLC, (iii) warrants to purchase 78,619 shares of common stock to Mark Alvino and (iv) warrants to purchase 78,619 shares of common stock to Howard Fischer. We also paid SCO Securities LLC $82,550 for out-of-pocket expenses incurred in connection with the transaction.

     Mr. Jeffrey Davis, who was elected to our Board of Directors on December 29, 2005 as the designee of SCO Capital Partners LLC, is the managing member of Lake End Capital LLC, an entity which purchased 50 shares of our Series C Preferred Stock and warrants to purchase 476,190 shares of our common stock for an aggregate purchase price of $500,000. As noted above, Lake End Capital LLC also received warrants to purchase an additional 157,238 shares of our common stock as a designee of SCO Securities LLC, the placement agent in our recent private placement. Mr. Davis is the President of SCO Securities LLC. Subject to conversion and exercise restrictions on the securities held by Lake End Capital LLC as described in Item 12 of this Annual Report on Form 10-K, the Series C Preferred Stock and warrants beneficially owned by Mr. Davis are convertible and exercisable into 4.95% of our common stock.

     Mr. Howard S. Fischer, who was elected to our Board of Directors on December 29, 2005 as the designee of SCO Capital Partners LLC, is a Managing Director of SCO Securities LLC. As noted above, Mr. Fischer received warrants to purchase 78,619 shares of our common stock as a designee of SCO Securities LLC.

     Mr. Mark Alvino, who is a nominee for election to our Board of Directors at the annual meeting to which this proxy statement relates, has been designated by SCO Capital Partners LLC, and is a Managing Director of SCO Securities LLC. As noted above, Mr. Alvino received warrants to purchase 78,619 shares of our common stock as a designee of SCO Securities LLC.

                              FINANCIAL INFORMATION

     The audited financial statements and related financial and business information of the Company as of December 31, 2006 and 2005 and each year in the three-year period ended December 31, 2006 are contained in the Company's Annual Report on Form 10-K.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10 percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 2006 all filing requirements applicable to its officers, directors, and such 10 percent beneficial owners were complied with.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, we will deliver only one copy of our annual report to stockholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, without exhibits, and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience for our shareholders and saves money by reducing the number of duplicate documents. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and Proxy Statement and wish to receive only a single copy of the Annual Report and Proxy Statement, please contact ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or call toll-free (800) 542-1061. If you participate in householding and wish to receive additional copies of the current Annual Report and Proxy Statement, or if you wish to revoke your consent and receive separate copies of future Annual Reports and Proxy Statements, please contact ADP as described above.

                                  MISCELLANEOUS

     Management does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, EXCLUSIVE OF EXHIBITS, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MACROCHEM CORPORATION, 40 WASHINGTON STREET, SUITE 220, WELLESLEY HILLS, MA 02481.


                                     By Order of the Board of Directors,


Wellesley Hills, Massachusetts       Bernard R. Patriacca
April 9, 2007                        VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                                     SECRETARY

     MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              MACROCHEM CORPORATION

I.       ORGANIZATION

There shall be a committee of the board of directors to be known as the Audit Committee. The members of the Audit Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002, as may be amended from time to time (the "SARBANES-OXLEY Act"), and The Nasdaq Stock Market, Inc. as such requirements are interpreted by the Board of Directors in its business judgment.

II.      STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors with respect to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, the Audit Committee will maintain free and open means of communication between the directors, the independent auditors, the internal auditors, if any, and the financial management of the company. The company's independent auditors are ultimately responsible to the Board of Directors and the Audit Committee, as representatives of the company's shareholders.

III.     RESPONSIBILITIES

The function of the Audit Committee is oversight. While the Audit Committee has the responsibilities set forth in this charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the company. This is the responsibility of management. The independent auditor is responsible for performing independent audits of the company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Audit Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

IV.      DUTIES AND PROCEEDINGS OF THE AUDIT COMMITTEE

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to monitor the corporate accounting and reporting practices of the company. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

     o Annually review and determine the selection of the independent auditor to audit the financial statements of the company and its divisions and subsidiaries, if any; and where appropriate, determine the replacement or rotation of the independent auditor.

     o Take appropriate action to oversee the independence of the company's outside auditors including the following:

     o Annually review, evaluate and discuss the formal written statement received from the independent auditors delineating all relationships between the auditors and the company consistent with Independent Standards Board Standard 1.

     o Actively engage in a dialogue with the auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the auditors.

     o Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

     o Recommend to the Board of Directors actions to satisfy the Board of the independence of the auditors.

     o Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the company's internal auditor, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Further, the Audit Committee periodically should review company policy statements to determine their adherence to any code of conduct prescribed by the Board of Directors.

     o Receive and review reports of the independent auditor discussing (1) all critical accounting policies and practices used in the preparation of the Company's financial statements, (2) all alternative treatments of financial information within generally accepted accounting principals ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     o Review the internal audit function of the company, if any, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     o Receive prior to each meeting, a summary of findings from completed internal audits, if any, and a progress report on any proposed internal audit plan, if any, with explanations for any deviations from the original plan.

     o Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the company prior to filing of the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Discuss the results of the annual audit and quarterly review and any other matters that are required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards. Any changes in accounting principles should be reviewed.

     o Provide sufficient opportunity for the independent auditors and internal auditors, if any, to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     o Review accounting and financial function succession planning within the company.

     o Receive from the CEO and CFO a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company's internal controls.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     o Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

V.       AUTHORITY AND RESOURCES OF THE AUDIT COMMITTEE

The Audit Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Audit Committee may determine appropriate funding needs for its own administrative expenses that are necessary and appropriate to carrying out its duties.

                                                                      APPENDIX B

                      CHARTER OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              MACROCHEM CORPORATION



I. ORGANIZATION AND GOVERNANCE OF THE COMMITTEE There shall be a committee of the Board of Directors (the "Board") to be known as the compensation committee (the "Committee"). The Committee shall be composed of at least three directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and who shall be appointed by the Board. Members of the Committee may be removed at the Board's discretion. In addition, each member of the Committee shall qualify as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

         In order to fulfill its role, the Committee shall be organized and governed in the following manner:

         o Action may be taken by the Committee upon the affirmative vote of a majority of the members;

         o Any two members or the Chairman of the Committee may call a meeting of the Committee upon due notice to each other member at least 48 hours prior to the meeting;

         o Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing; and

         o The Committee shall have the authority to delegate to subcommittees of the Committee any of the responsibilities of the full Committee.

II. STATEMENT OF PURPOSE AND RESPONSIBILITIES The Committee has direct responsibility to perform the following duties:

         o Assist the Board in developing and evaluating potential candidates for executive positions (including the CEO) and oversee the development of executive succession plans;

         o Review and approve corporate goals and objectives relevant to CEO and other executive officer compensation, evaluate the CEO's and other executive officers' performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's and other executive officers' compensation level based on this evaluation;

         o Make recommendations to the Board regarding compensation, if any, of the Board;

         o Make recommendations to the Board regarding the adoption of new employee incentive compensation plans and equity-based plans and administer the Company's existing incentive compensation plans and equity-based plans;

         o Produce a compensation committee report on executive compensation for inclusion in the Company's annual proxy statement in accordance with the proxy rules;

         o Review and assess the adequacy of this charter and submit any changes to the Board for approval;

         o Report its actions and any recommendations to the Board on a periodic basis;

         o Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board; and

         o Review such other matters as the Board or the Committee shall deem appropriate.

III. POWERS OF THE COMPENSATION COMMITTEE In order to fulfill its role, the Committee shall have the power to:

         o Adopt, administer, amend or terminate compensation plans applicable to any class of employees of the Company and/or any subsidiary of the Company; provided that no adoption, amendment or termination of any compensation plan under which stock may be issued, or in which a member of the Board may be a participant shall be effective unless the same shall be approved by the Board and, to the extent required by law, by the stockholders; provided, further, that no adoption, amendment or termination of any compensation plan may be made that violates this or any other committee charter of the Company; and

         o When it is determined by the Committee that a consulting firm (or other expert) is to assist in the assessment of the CEO or other senior executive officer compensation, the Committee shall have the authority to retain and terminate such firm or experts and have the authority to approve the consulting firm or other expert's fee and other retention terms. The Committee shall also have the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties and to determine compensation for such advisors.